Exhibit 99.1

102 Duffy Avenue, Hicksville, NY 11801 • Phone: (516) 683-4420 • flagstar.com

NEWS RELEASE	Investor Contact:

FOR IMMEDIATE RELEASE	Salvatore J. DiMartino
(516) 683-4286

Media Contact:
Steven Bodakowski
(248) 312-5872

NEW YORK COMMUNITY BANCORP, INC. CONTINUES TO STRENGTHEN

MANAGEMENT TEAM AND ENHANCE RISK FRAMEWORK

Company Reiterates that Previously Announced Material Weaknesses Are Not Expected to

Impact Full Fiscal Year 2023 Financial Results to be Included in the Form 10-K

Reiterates 2023 Form 10-K Expected to Be Filed Within the Next 15 Days

George F. Buchanan III – Seasoned Executive with More Than 30 Years of Risk Management and Credit Experience – Appointed Executive Vice President and Chief Risk Officer

Colleen McCullum – Proven Leader with Over Two Decades of Audit and Large Bank

Experience – Appointed Executive Vice President and Chief Audit Executive

HICKSVILLE, N.Y., March 1, 2024 – New York Community Bancorp, Inc. (NYSE: NYCB) (the “Company”) today announced the appointments of George F. Buchanan III as Executive Vice President and Chief Risk Officer and Colleen McCullum as Executive Vice President and Chief Audit Executive, effective immediately.

Executive Chairman, President and Chief Executive Officer, and the Company’s largest individual shareholder, Sandro DiNello, stated, “Over the last three weeks since being appointed as Executive Chairman, the Company has taken swift action to improve all aspects of our operations. The leadership team identified the material weaknesses disclosed yesterday and has been taking the necessary steps to address them, including appointing new executives. Our allowance for credit losses considered these weaknesses and is not expected to change. The Company has strong liquidity and a solid deposit base, and I am confident we will execute on our turnaround plan to deliver increased shareholder value.”

Mr. Buchanan brings over 30 years of financial services-related risk management and credit experience, having previously held roles at First Union, AmSouth Bank, US Bank, and Regions Bank. Ms. McCullum joins the Company from United Community Bank, where she was Chief Audit Executive, and spent considerable time at large banks, including Capital One, Bank of America, and Wells Fargo.

Commenting on the appointments, Mr. DiNello stated, “As we continue our transformation into a larger, more diversified commercial bank, it is imperative that we strengthen the Company’s risk and compliance framework in order to drive the most value possible for our clients and shareholders. George and Colleen are proven leaders with large bank and public company expertise and successful track records of delivering operational excellence. George’s risk management experience, coupled with Colleen’s audit acumen, will be important as we continue to upgrade our executive leadership team and ensure we execute on our goals.”

About George F. Buchanan III

Most recently, George F. Buchanan served in Regions’ credit review area. Prior to this, he spent five years as Chief Risk Officer for Consumer Banking and Wealth Management, with responsibility for all aspects of risk management. Additionally, Mr. Buchanan led numerous areas within the credit division, including commercial, private wealth, small business, and business services.

Mr. Buchanan previously oversaw risk for the Consumer and Wealth Management Groups for Regions, a regional bank that operates throughout the South, Midwest and Texas and is headquartered in Birmingham, Alabama. Prior to this role, Mr. Buchanan was the Commercial Credit Executive with responsibility for all credit risk management activities within the Commercial Banking and Private Wealth segments of Regions. He re-joined Regions in 2011 from U.S. Bank where he served as senior vice president and Chief Credit Officer for Small Business and Affluent Banking. Prior to joining U.S. Bank in 2007, Mr. Buchanan was the Business Banking Senior Credit Officer for Regions, where he served in many credit roles during his 13 years with the bank. Mr. Buchanan began his banking career at First Union in 1992 as a credit analyst.

About Colleen McCullum

Most recently, Colleen McCullum served as Chief Audit Executive at United Community Bank. She joined United Community Bank as part of the bank’s effort to dramatically rescale the internal audit program in line with heightened standards. Prior to joining United Community Bank, Colleen spent three years at Capital One, most recently serving as Senior Vice President and Head of Line-of-Business Audit. She led a team of 90 employees providing assurance coverage for all lines of business. Prior to that role, she was responsible for Audit Strategy, Practices, and Innovation at Capital One, where she led an audit team responsible for implementing a new audit platform. Before joining Capital One, Colleen spent three years at Bank of America as Senior Vice President and General Auditor.

Colleen had previously spent 15 years at Wells Fargo, where she progressed through the organization and became Head of Counterparty Credit Risk. She successfully implemented a remediation strategy for long-outstanding regulatory matters, which resulted in successful resolution. She also previously served as Chief Risk Officer for the EMEA region. She spent seven years at Mellon Bank earlier in her career.

About New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At December 31, 2023, the Company had $113.9 billion of assets, $85.8 billion of loans, deposits of $81.4 billion, and total stockholders’ equity of $8.4 billion.

Flagstar Bank, N.A. operates 420 branches, including strong footholds in the Northeast and Midwest and exposure to high growth markets in the Southeast and West Coast. Flagstar Mortgage operates nationally through a wholesale network of approximately 3,000 third-party mortgage originators. In addition, the Bank has 134 private banking teams located in over ten cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

New York Community Bancorp, Inc. has market-leading positions in several national businesses, including multi-family lending, mortgage origination and servicing, and warehouse lending. The Company is the second largest multi-family portfolio lender in the country and the leading multi-family portfolio lender in the New York City market area, where it specializes in rent-regulated, non-luxury apartment buildings. Flagstar Mortgage is the seventh largest bank originator of residential mortgages for the 12-months ending December 31, 2023, while we are the industry’s fifth largest sub-servicer of mortgage loans nationwide, servicing 1.4 million accounts with $382 billion in unpaid principal balances. Additionally, the Company is the second largest mortgage warehouse lender nationally based on total commitments.

Forward Looking Statements

This press release may include forward-looking statements by the Company pertaining to such matters as our goals, intentions, and expectations regarding the timeframe in which the Company expects to file its 2023 Form 10-K and the contents thereof; revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, the acquisition of substantial portions of the former Signature Bank through an FDIC assisted transaction, and our transition to a $100 billion plus bank.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends at currently expected rates; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and the Signature Transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.